Exhibit 99.1

Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Jeremy Rohen T +1 410.531.8234 jeremy.rohen@grace.com

Grace Increases Share Repurchase Authorization to $250 Million

COLUMBIA, Md. – February 28, 2020 – W. R. Grace & Co. (NYSE: GRA) today announced that its Board of Directors increased its share repurchase authorization to $250 million, including approximately $83 million remaining under its previously-announced program. In the first quarter, Grace has repurchased more than $25 million of its common stock. Since February 2014, the company has repurchased approximately $1.2 billion of its common stock.

“We are confident in our long-term growth drivers and the payback on the commercial excellence and operating excellence investments we are making,” said Hudson La Force, Grace’s President and Chief Executive Officer. “This authorization demonstrates our continued commitment to increasing long-term shareholder value. Our strong balance sheet and cash flow provide the flexibility to invest in our strategic growth initiatives, pursue bolt-on acquisitions, and return capital to our shareholders while remaining committed to our target leverage ratio.”

Repurchases under the authorization may be made through a variety of methods, which could include open market transactions; negotiated block transactions; accelerated share repurchase programs; 10b5-1 plans, other transactions that may be structured through investment banking institutions or privately negotiated, or any combination of the foregoing; or in such other manner as determined by management. The timing of the repurchases and the actual amount repurchased will depend on a variety of factors, including the market price of Grace shares and general market and economic conditions. The repurchase authorization does not have an expiration date and may be amended or terminated by the company’s Board of Directors at any time without notice.

About Grace

Built on talent, technology, and trust, Grace is a leading global specialty chemical company. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 4,000 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.

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This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in areas of active conflicts and in emerging regions; the costs and availability of raw materials, energy and transportation; the effectiveness of Grace’s research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's pension obligations; legacy matters (including product, environmental, and other legacy liabilities relating to past activities of Grace); its legal and environmental proceedings; environmental compliance costs (including existing and potential laws and regulations pertaining to climate change); the inability to establish or maintain certain business relationships; the inability to hire or retain key

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personnel; natural disasters such as storms and floods; fires and force majeure events; public health concerns, including pandemics and quarantines; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Grace’s reported results should not be considered as an indication of its future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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